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                                                                    EXHIBIT 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Energy Ventures, Inc. of our report dated July 31, 1995 on our audits of the consolidated financial statements of Prideco, Inc. and subsidiaries included in Energy Ventures, Inc. Form 8-K/A dated August 17, 1995, and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP

Houston, Texas
November 16, 1995